EXHIBIT 4.2



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.


Warrant No. LAZ-400                             Number of Shares: 25,000

Date of Issuance: October 23, 2007


                                GERON CORPORATION

                         COMMON STOCK WARRANT AGREEMENT

Geron Corporation (the "Company"), for value received, hereby certifies that Lazard Freres & Co. LLC or their registered assigns (in accordance with Section 3 below) (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to 25,000 shares of Common Stock of the Company, as adjusted from time to time pursuant to the terms of this Common Stock Warrant Agreement ("Warrant"), at a purchase price of $7.42 per share. The shares purchasable upon exercise of this Warrant are hereinafter referred to as the "Warrant Stock." The exercise price per share of Warrant Stock is hereinafter referred to as the "Purchase Price."

   1.  EXERCISE.

       (a) MANNER OF EXERCISE. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney-in-fact, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

           In addition to and without limiting the rights of the holder hereof under the terms hereof, this Warrant may be exercised by being exchanged in whole or in part at any time or from time to time prior to its expiration for a number of shares of Common Stock having an aggregate fair market value on the date of such exercise equal to the difference between (x) the fair market value of the number of shares of Common Stock subject to this Warrant designated by the holder hereof on the date of exercise and (y) the aggregate purchase price hereunder for such shares in effect at such time. The following diagram illustrates how many shares would then be issued upon exercise pursuant to this
Section:

        Let     FMV =   Fair market value per share at date of exercise.
                PSP =   Per share purchase price at date of exercise.
                N   =   Number of shares covered by the Warrant.
                X   =   Number of shares issued after exercise.

                X   = (FMV)(N) - (PSP)(N)
                      -------------------
                                  FMV


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No payment of cash or any other consideration to the Company shall be required from the holder of this Warrant in connection with any exercise of this Warrant by exchange pursuant to this Section. Such exchange shall be effective immediately prior to the close of business on the day on which this Warrant shall have been surrendered for cancellation and a written request from the holder hereof that the exchange pursuant to this Section be made or at such later time as may be specified by such request. No fractional shares arising out of the above formula for determining the number of shares issuable in such exchange shall be issued, and the Company shall in lieu thereof make payment to the holder hereof of cash in the amount of such fraction multiplied by the fair market value of a share of Common Stock on the date of the exchange. For the purposes of this Section, the "fair market value" of any number of shares of Common Stock shall be calculated on the basis of the closing price of the Common Stock as reported on the Nasdaq National Market exchange.

       (b) EFFECTIVE TIME OF EXERCISE. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company, with payment of the applicable Purchase Price, as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

       (c) DELIVERY TO REGISTERED HOLDER. As soon as practicable after the exercise of this Warrant, and in any event within ten (10) business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled. If the Registered Holder exercises in part and only purchases a portion of the shares covered by this Warrant, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock of the Company covered by this Warrant.

   2.  CERTAIN ADJUSTMENTS.

       (a) SALES, MERGERS AND CONSOLIDATIONS. If at any time the Company shall be a party to any transaction (including, without limitation, a reorganization, merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or changed into or exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as a "Transaction"), then, as a condition of the consummation of such Transaction, lawful and adequate provisions shall be made so that the Registered Holder shall thereafter be entitled to receive, upon exercise of this Warrant during the period specified in this Warrant and upon payment of the Purchase Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such Transaction, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Transaction if this Warrant had been exercised immediately before that Transaction. In any such case, upon consummation of a Transaction, appropriate adjustment (as reasonably determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder to the end that the provisions of this Warrant (including adjustment of the Purchase Price then in effect and the number of shares of Warrant Stock) shall be applicable after such Transaction, as near as reasonably may be, in relation to any shares or other property deliverable after such Transaction upon exercise of this Warrant.

       (b) SPLITS, SUBDIVISIONS AND DIVIDENDS. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Purchase Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

       (c) COMBINATION OF SHARES. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Purchase Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

       (d) ADJUSTMENT CERTIFICATE When any adjustment is required to be made in the securities issuable upon exercise of this Warrant, the Company shall mail to the Registered Holder a certificate setting forth a statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this
Section 2.

   3.  TRANSFER RESTRICTIONS; REPRESENTATIONS.

       (a) The Registered Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required. Notwithstanding the foregoing, the Registered Holder has a right to request registration of this Warrant and the Warrant Stock under the Securities Act at the time of and in connection with registered public offering of the Company's stock, at the Company's expense, and the Company will not unreasonably deny such request. The Company shall notify the Registered Holder within 20 days of such registered public offering to allow the Registered Holder to request registration. If such offering is an underwritten public offering, the right of the Registered Holder to be included in a registration relating to such offering shall be conditioned upon the Registered Holder's participation (as a securityholder) in such underwriting and the inclusion of the Warrant Stock in the underwriting. The Registered Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the underwriter or underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Warrant Stock to be included in such registration may be reduced on a pro rata basis (based on all the securities sought to be registered in such offering). This Warrant is not transferable without the prior written consent of the Company except to an affiliate of the Registered Holder. It is understood and agreed that the preceding sentence does not apply to, or limit the sale, pledge, distribution, offers for sale, transfer or other disposition of Warrant Stock after any exercise thereof pursuant to Section 1 hereof.

       (b) The Registered Holder hereby further represents and warrants to the Company with respect to the issuance of the Warrant and the purchase of the Warrant Stock as follows:

           (i) PURCHASE ENTIRELY FOR OWN ACCOUNT. This Warrant is issued to the Registered Holder in reliance upon such Registered Holder's representation to the Company, which by such Registered Holder's execution of this Warrant such Registered Holder hereby confirms, that the Warrant and the Warrant Stock will be acquired for investment for such Registered Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

           (ii) KNOWLEDGE AND EXPERIENCE; ABILITY TO BEAR ECONOMIC RISKS The Registered Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Warrant and such party is able to bear the economic risk of its investment in the Company (including a complete loss of its investment). The Registered Holder is an "accredited investor" as defined by Rule 501 of the Securities Act.

           (iii) RESALE. The Registered Holder understands that the Warrant being issued hereunder and the Warrant Stock to be purchased hereunder are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain circumstances. In this regard, the Registered Holder represents that it is familiar with Rule 144 under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act.

           (iv) LEGENDS. The Registered Holder acknowledges that all stock certificates representing shares of stock issued to the Registered Holder upon exercise of this Warrant may, if such Warrant Stock is not registered under the Securities Act, have affixed thereto a legend substantially in the following form:

              (x) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION TO SUCH SECURITIES ACT."

              (y) Any legend required by the laws of any state in which the securities will be issued.

       (c) Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable in whole or in part upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

       (d) The Company will maintain a register containing the names and addresses of the Registered Holder(s) of this Warrant. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

       (e) The Company hereby represents and warrants to the Registered Holder as follows:

           (i) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

           (ii) The Company has requisite corporate right, power and authority (including the due authorization by all necessary corporate action) to enter into this Warrant and to perform its obligations hereunder without the need for the consent of any other person; and this Warrant has been duly authorized, executed and delivered and constitutes legal, valid and binding obligations of the Company enforceable against it in accordance with the terms hereof. The execution, delivery and performance of this Warrant by the Company do not contravene or violate any laws, rules or regulations applicable to it.

           (iii) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance, sale and delivery of the Warrant.

           (iv) The Warrant Stock, when issued and paid for in compliance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable.

   4. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to fulfill its obligations hereunder.

   5. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the fifth anniversary of the Date of Issuance (the "Expiration Date").

   6. NOTICES OF CERTAIN TRANSACTIONS. In the event that:

       (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

       (b) the Company shall effect any Transaction (as defined above), or

       (c) the Company voluntarily or involuntarily dissolves, liquidates or winds-up its business or affairs, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the effective date on which such Transaction, dissolution, liquidation or winding-up is expected to take place, and the record date for determining shareholders entitled to vote thereon. Such notice shall be mailed at least ten (10) calendar days prior to the record date or effective date for the event specified in such notice.

   7. RESERVATION OF STOCK. The Company shall at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock or other stock or securities, as from time to time shall be issuable upon the exercise of this Warrant.

   8. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3(a) hereof, issue and deliver, at the Company's expense, a new warrant in a form substantially similar to this Warrant, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

   9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, upon delivery of an indemnity agreement, with surety if reasonably required, in an amount reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new warrant in a form substantially similar to this Warrant.

   10. MAILING OF NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

   11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business or affairs of the Company).

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

   12. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder.

   13. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the Company and the Registered Holder.

   14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

   15. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Registered Holder and their respective permitted successors and assigns (in the case of the Registered Holder, in accordance with Section 3(a) hereof).

   16. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law thereof.



GERON CORPORATION                       REGISTERED HOLDER


By:  /s/ David L. Greenwood             By:  /s/ Jason R. Bernhard
     ----------------------                  ---------------------

Name:    David L. Greenwood             Name:    Jason Bernhard
Title:   Chief Financial Officer        Title:   Managing Director
Address: Geron Corporation              Address: Lazard Freres & Co. LLC
         230 Constitution Drive                  30 Rockefeller Plaza
         Menlo Park, CA 94025                    New York, NY  10020

Dated: October 23, 2007                 Dated: October 23, 2007

                                    EXHIBIT A

                                  PURCHASE FORM


To:   GERON CORPORATION

Date: ___________________

      The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase shares of the Common Stock covered by such Warrant [and herewith makes payment of $___________, representing the full purchase price for such shares at the price per share provided for in such Warrant or any adjustment certificate delivered pursuant to section 2(d) of the Warrant] or [pursuant to the net exercise provisions set forth in section 1(a) of the Warrant].

The undersigned hereby affirms and acknowledges the investment representations and warranties made in the Warrant are true and correct as of the date hereof, and accepts such shares subject to the restrictions set forth in the Warrant, copies of which are available from the Secretary of the Company.


Signature:  _______________________________________

Name:

Title:

Address:

                                    EXHIBIT B

                                 ASSIGNMENT FORM



FOR VALUE RECEIVED, hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

NAME OF ASSIGNEE        ADDRESS                 No. OF SHARES




Signature:  _______________________________________


Witness:  ________________________________________


Dated:  _____________________



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